EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this current report on Form 8-K of Spieker Properties, L.P. dated June 27, 1997, of our reports dated April 29, 1997, on the statements of revenues and certain expenses of the Metro Plaza Property for the year ended December 31, 1996.



                                           ARTHUR ANDERSEN LLP

San Francisco, California
June 25, 1997



                                       29